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Exhibit 10.14

December 20, 2006

Star Maritime Acquisition Corp.
Aetherion Center, 40 Ag. Konstandinou Avenue
Maroussi, Athens 15124
Greece

Attention:    Akis Tsirigakis
                    Chief Executive Officer

        This letter agreement will confirm our understanding that Cantor Fitzgerald & Co ("CF&CO") has been engaged to act as financial advisor to Star Maritime Acquisition Corp. (the "Company"), subject to the terms and conditions set forth below, in connection with one or more acquisitions of assets, companies or businesses. This letter agreement supercedes the prior two and separate letter agreements dated July 12, 2006.

1.
In connection with any Acquisition to be completed prior to December 31, 2007, CF&CO will provide to the Company general M&A advisory work as CF&CO and the Company may agree upon from time to time during the term of this letter agreement. These services may include:

(a)
creating financial models and valuation analysis with respect to a potential Acquisition(s)

(b)
advising on the structuring of a potential Acquisition(s)

(c)
assisting in the preparation of term sheets and letters of intent with respect to a potential Acquisition

(d)
soliciting and intermediating discussions in connection with an Acquisition(s)

(e)
assisting management of the Company with the preparation of stock purchase agreements, asset purchase agreements, merger agreements, preliminary and final letters of intent, memoranda of understanding and/or other documents in connection with an Acquisition(s)

(f)
assisting in due diligence (not including asset inspections) with respect to an Acquisition(s)

(g)
negotiating agreements on behalf of and in conjunction with the Company in connection with an Acquisition and/or

(h)
assisting in the preparation of press releases, marketing materials, roadshows, proxy solicitation and the drafting of the Registration and Proxy Statements.

2.
For CF&CO's services hereunder, the Company agrees to pay $1,250,000 to CF&CO in cash within 30 days following the date of consummation of an Acquisition, if such Acquisition is consummated by the Company prior to December 31, 2007. Following payment of the $1,250,000, the Company will not owe any additional fees to CF&CO pursuant to this letter agreement and CF&CO will not be obligated to provide any further services hereunder.

  As used herein "Acquisition" means the acquisition of a majority of the common or voting stock of a target company or substantially all of its assets, or the acquisition of individual assets from one or more sellers whether by merger or otherwise that will be approved by the shareholders of Star Maritime Acquisition Corp.

3.
In addition to the compensation described in paragraph 2, the Company shall, immediately upon request, reimburse CF&CO for all reasonable expenses (including any reasonable fees and disbursements of CF&CO's counsel) incurred in connection with this engagement. Such reimbursement is not to exceed $60,000.

4.
The Company will furnish, or cause to be furnished, to CF&CO such information as CF&CO believes appropriate to its engagement hereunder (all such information, the "Information"), and the Company represents that all such Information will be accurate and complete in all material respects. CF&CO may rely on the accuracy and completeness of the Information without independent verification. It is specifically understood, that CF&CO has not made, and will not make, any physical inspection of the properties or assets of the Company and with respect to any financial forecasts that may be furnished to or discussed with CF&CO by the Company, CF&CO will assume that such forecasts have been reasonably prepared and reflect the best then currently available estimates and judgments of the Company's management as to the expected future financial performance of the Company. The Company will notify CF&CO promptly of any material change in any Information previously made available to CF&CO by the Company that becomes known to the Company.

5.
The Company agrees that all advice given by CF&CO in connection with its engagement hereunder is for the benefit and use of the Company in considering an Acquisition(s) and that no such advice shall be used for any other purpose or be disclosed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to CF&CO be made by or on behalf of the Company, in each case without CF&CO's prior written consent, which consent shall not be unreasonably withheld.

6.
The Company agrees that CF&CO has been retained to act solely as financial advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of CF&CO is not intended to confer rights upon any person not a party hereto (including stockholders, employees or creditors of the Company) as against CF&CO or its affiliates, or their directors, officers, employees or agents. The Company further agrees that under no circumstances shall the execution of this letter agreement or any act of CF&CO hereunder commit or be deemed a commitment by CF&CO (or any affiliate) to provide or arrange any bank financing or other debt or equity financing for any transaction or to purchase any security in connection therewith. It is specifically understood that the Company's Board of Directors will not base its decisions regarding whether and how to pursue any Acquisition solely on CF&CO's advice, but will also consider the advice of the Company's legal, tax and other business advisors and such other factors which they consider appropriate. CF&CO, as an independent contractor under this letter agreement, shall not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of CF&CO's services hereunder, and any duties of CF&CO arising out of its engagement shall be owed solely to the Company. The rights and obligations the Company may have to CF&CO or CF&CO's affiliates under any credit or other agreement are separate from the Company's rights and obligations under this letter agreement and will not be affected by CF&CO's services hereunder.

7.
Please be advised that CF&CO and its affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of CF&CO's business, CF&CO or its affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for CF&CO's own account or the accounts of customers, in debt or equity securities of the Company or any other company that may ultimately be involved in any possible Acquisition and (ii) may at any time be providing or arranging financing and other financial services to other companies that may ultimately be involved in a possible Acquisition or a competing transaction.

8.
The Company and CF&CO agree to the provisions with respect to the Company's indemnity of CF&CO and other matters set forth in Schedule I, the terms of which are incorporated herein in their entirety. Schedule I is an integral part of this letter agreement and shall survive any termination or expiration of this letter agreement.

9.
CF&CO's engagement hereunder may be terminated at any time by either CF&CO or the Company, upon 30 days notice, it being understood that upon termination, this letter agreement shall have no further force or effect, except that any termination of CF&CO's engagement hereunder for any reason shall not affect the Company's obligations to pay to CF&CO fees accruing prior to such termination to the extent provided for herein, to provide indemnification and contribution as provided in Schedule I hereto, and to reimburse expenses as set forth herein and therein. The Company shall pay to CF&CO the fees to the extent provided for herein with respect to and within thirty days following an Acquisition which is consummated or for which a definitive agreement has been signed at any time until December 31, 2007. In addition, provisions relating to the status of CF&CO as an independent contractor, the limitation on to whom CF&CO shall owe any duties, governing law, successors and assigns, and the waiver of the right to trial by jury shall survive any termination of this letter agreement.

10.
This letter agreement, Schedule I, any annexes or attachments hereto and any rights, duties or obligations hereunder may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of, and shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of, each of the parties hereto.

11.
In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement shall not in any way be affected or impaired thereby.

12.
This letter agreement and any claim or dispute of any kind or nature whatsoever arising out of, or relating to, this letter agreement or CF&CO's engagement hereunder, directly or indirectly (including any claim concerning advice provided pursuant to this letter agreement), shall be governed by and construed in accordance with the laws of the State of New York. Any rights to trial by jury with respect to any claim, action or proceeding, directly or indirectly, arising out of, or relating to, this letter agreement or CF&CO's engagement hereunder are waived by CF&CO and the Company.

        We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter agreement, which shall thereupon constitute a binding agreement.

Very truly yours,

CANTOR FITZGERALD & CO
By:	/s/ MARC BLAZER Marc Blazer Head of Investment Banking

Accepted and agreed to
as of the date first written above:

STAR MARITIME ACQUISITION CORP.
By:	/s/ AKIS TSIRIGAKIS Akis Tsirigakis Chief Executive Officer

SCHEDULE I

        The Company agrees to indemnify CF&CO and its affiliates and their respective directors, officers, employees, agents and controlling persons (CF&CO and each such person being an "Indemnified Person") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Person may become subject as a result of CF&CO's engagement or any matter contemplated by this Agreement, and will promptly reimburse any Indemnified Person for all expenses (including counsel fees and disbursements) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Person is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company (including in any settlement effected with the Company's consent, which shall not be unreasonably withheld). The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted directly and primarily from CF&CO's willful misconduct or gross negligence.

        If the indemnification of an Indemnified Person provided for in this Agreement were for any reason unavailable to any Indemnified Person or insufficient to hold it harmless, the Company agrees to contribute to the amount paid or payable by such Indemnified Person in respect of losses, claims, damages and liabilities (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and CF&CO, on the other hand, of any proposed Transaction (whether or not such Transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and CF&CO, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and CF&CO of a proposed transaction shall be deemed to be in the same proportion that the total value paid, transferred, exchange or received or contemplated to be paid, transferred, exchanged or received by the Company or its security holders, as the case may be, as a result of or in connection with such transaction bears to the fees paid or to be paid to CF&CO under this Agreement; provided however, that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be required to contributed an aggregate amount in excess of the aggregate fees actually paid to CF&CO under this Agreement.

        The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents, creditors, shareholders or interest holders, directly or indirectly, related to or arising out of the Agreement, except losses incurred by the Company that a court of competent jurisdiction shall have determined by a final judgment to have resulted primarily from such Indemnified Person's willful misconduct or gross negligence. In no event regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. If multiple claims are brought against an Indemnified Person in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for hereunder, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. In the event that an Indemnified Person, is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any other person in which such Indemnified Person is not named as a defendant, the Company agrees to reimburse CF&CO for all reasonable expenses incurred by it in connection with such Indemnified Person's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

        Promptly after receipt by any Indemnified Persons of notice of any pending or threatened litigation, such Indemnified Persons will promptly notify the Company in writing of such matter, provided, however, that the failure to provide such prompt notice to the Company shall not relieve the Company of any liability which it may have to any Indemnified Person except to the extent such failure to provide such prompt notice to the Company has prejudiced the defense of the litigation. In the event any such action is brought against any Indemnified Person, the Company shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person; unless, however, the Indemnified Person reasonably determines that the representation of the Indemnified Person and the Company by the same counsel would be inappropriate due to actual or potential differing interests between them, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Company. In such event, the Indemnified Person shall have the right to assume its own defense, with counsel reasonably satisfactory to the Company, and shall so signify by promptly notifying the Company in writing of its decision. Such decision shall not relieve the Company of any liability which it may have to the Indemnified Person, including the reimbursement of any reasonable legal or other expenses incurred in connection with the Indemnified Person's defense, provided that in no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all Indemnified Persons in connection with any claim.

        The Company agrees that, without CF&CO's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not CF&CO or any other Indemnified Person is an actual or potential party to such claim, or action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any person entitled to indemnification hereunder. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Person.

        The provisions of this Schedule I shall expressly survive any expiration, termination or completion of the engagement provided by this Agreement.

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SCHEDULE I